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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-3898, 333-3900, 333-3902, 333-34008, 333-71938, 333-116010,
333-116011, and 333-116012, Form S-2 as amended by Form S3/A No. 333-109630 and
Form S-3 Nos. 333-111903 and 333-119943,) and the related Prospectuses of Hybridon, Inc. of our report dated January 28, 2005, with respect to the consolidated financial statements of Hybridon, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2004.


                                              /s/ Ernst & Young LLP


Boston, Massachusetts
March 18, 2005